As filed with the Securities and Exchange Commission on August 20, 1999
                                               Registration No. 333-
================================================================================
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                           SOCKET COMMUNICATIONS, INC.
              (Exact name of Registrant as specified in its charter)

                               -----------------

              DELAWARE                                  94-3155066
    (State of incorporation)              (I.R.S. Employer Identification No.)

                              37400 Central Court
                               Newark, CA 94560
                   (Address of principal executive offices)

                               -----------------

                    1995 STOCK PLAN (AS AMENDED JUNE 16, 1999
                          1999 NONSTATUATORY STOCK PLAN

                            (Full title of the Plan)

                               -----------------

                                 DAVID W. DUNLAP
                            Chief Financial Officer
                           SOCKET COMMUNICATIONS, INC.
                              37400 Central Court
                               Newark, CA 94560
                                 510-744-2700
         (Name, address, and telephone number, including area code, of agent for service)

                               -----------------

                                   COPIES TO:
                              BARRY E. TAYLOR, ESQ.
                            ROBERT G. O'CONNER, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                             PALO ALTO, CA 94304-1050
                                  (650) 493-9300

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                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------

                                          Proposed       Proposed
                                           Maximum       Maximum
                                 Amount   Offering      Aggregate    Amount of
     Title of Securities         to be    Price Per      Offering   Registration
       to be Registered        Registered   Share         Price         Fee
------------------------------ ---------- ---------    ------------ ------------
Common Stock, $0.001 par value:
To be issued under 1995
   Stock Plan................. 1,200,000    $0.710 (1) $852,000.00      $236.86
To be issued under 1999
   Nonstatutory Stock Plan.... 1,000,000    $0.670 (2) $670,000.00      $186.26
                               ----------              ------------ ------------
     TOTAL                     2,200,000                 1,522,000          424
                               ==========              ============ ============

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(1)     Computed in accordance with Rule 457(c) and Rule 457(h) under the
Securities Act of 1933. Such computation is the weighted average exercise price of $0.57 per share with respect to 265,000 shares subject to options outstanding and $0.75 per share which is the average of the bid and ask prices as reported on the OTC Bulletin Board on August 17, 1999, with respect to 935,000 shares reserved for options not yet granted.

(2) Computed in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933. Such computation is the weighted average exercise price of $0.57 per share with respect to 440,000 shares subject to options outstanding and $0.75 per share which is the average of the bid and ask prices as reported on the OTC Bulletin Board on August 17, 1999, with respect to 560,000 shares reserved for options not yet granted.

================================================================================

                     SOCKET COMMUNICATIONS, INC.
                  REGISTRATION STATEMENT ON FORM S-8

                             PART II

            INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     (a) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on April 11, 1995 and amended on June 15, 1995.

     (b) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

     (c) The Registrant's Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 1999 and June 30, 1999.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VII of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by Delaware Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors and certain stockholders.

     Delaware Law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Law, or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant also maintains insurance for the benefit of its directors and executive officers insuring such persons against certain liabilities, including liabilities under the securities laws.

     See also the undertakings set out in response to Item 9 herein.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.



               Exhibit
               Number                 Description
               -------         -----------------------------------
                 4.1            1995 Stock Plan. (1)
                 4.2            Amendment to 1995 Stock Plan
                 4.3            1999 Nonstatutory Stock Option Plan. (2)
                 5.1            Opinion of Wilson Sonsini Goodrich &
                                   Rosati, P.C. as to legality of
                                   securities being registered.
                23.1            Consent of Wilson Sonsini Goodrich &
                                   Rosati, P.C. (contained in
                                   Exhibit 5.1).
                23.2            Consent of Independent Public
                                   Accountants.
                24.1            Power of Attorney (see page II-4).
               -------------------------
                 (1) Incorporated by reference to Exhibit
                     10.3 of the Registrant's Annual Report on
                     Form 10-KSB for the fiscal year ended
                     December 31, 1998.
                 (2) Incorporated by reference to Exhibit
                     10.1 of the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarters ended June 30, 1999.


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering therein.

          (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.


     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on this 20th day of August, 1999.

                                     SOCKET COMMUNICATIONS, INC.

                                     By:  /s/ CHARLIE BASS
                                          ------------------------------
                                                        Charlie Bass
                                             Chairman of the Board and
                                             Chief Executive Officer




                           POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Charlie Bass and David Dunlap, and each one of them, individually and without the other, his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on this 20th day of August, 1999.

            Signature                                Title
---------------------------------- ------------------------------------------
    /s/ CHARLIE BASS               Chairman of the Board and Chief Executive
---------------------------------- Officer (Principal Executive Officer)
        Charlie Bass

    /s/ DAVID DUNLAP               Vice President of Finance and Administration
---------------------------------- and Chief Financial Officer (Principal
        David Dunlap               Financial and Accounting Officer)

    /s/ MICHEAL GIFFORD            Executive Vice President
---------------------------------- and Director
        Micheal Gifford

    /s/ JACK CARSTEN               Director
----------------------------------
        Jack Carsten

    /s/ EDWARD M. ESBER, JR.       Director
----------------------------------
        Edward M. Esber, Jr.

    /s/ GIANLUCA RATTAZZI          Director
----------------------------------
        Gianluca Rattazzi

    /s/ LARS LINDGREN              Director
----------------------------------
        Lars Lindgren


                    SECURITIES AND EXCHANGE COMMISSION










                         Washington, D.C.  20549


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                                 EXHIBITS


---------------------------------------------------------------------------


                     Registration Statement on Form S-8


                        SOCKET COMMUNICATIONS, INC.

                             August 20, 1999

                               INDEX TO EXHIBITS



               Exhibit
               Number                 Description
               -------         -----------------------------------
                 4.1            1995 Stock Plan. (1)
                 4.2            Amendment to 1995 Stock Plan
                 4.3            1999 Nonstatutory Stock Option Plan. (2)
                 5.1            Opinion of Wilson Sonsini Goodrich &
                                   Rosati, P.C. as to legality of
                                   securities being registered.
                23.1            Consent of Wilson Sonsini Goodrich &
                                   Rosati, P.C. (contained in
                                   Exhibit 5.1).
                23.2            Consent of Independent Public
                                   Accountants.
                24.1            Power of Attorney (see page II-4).
               -------------------------
                 (1) Incorporated by reference to Exhibit
                     10.3 of the Registrant's Annual Report on
                     Form 10-KSB for the fiscal year ended
                     December 31, 1998.
                 (2) Incorporated by reference to Exhibit
                     10.1 of the Registrant's Quarterly Report on Form 10-QSB for the fiscal quarters ended June 30, 1999.